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                 CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the registration statement on Form N-1A ("Registration Statement") for Salomon Brothers Variable Series Funds Inc of our reports dated February 15, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Reports to Shareholders of Salomon Brothers Variable High Yield Bond Fund, Salomon Brothers Variable Strategic Bond Fund, Salomon Brothers Variable Total Return Fund, Salomon Brothers Variable Investors Fund, Salomon Brothers Variable Capital Fund and Salomon Brothers Variable Small Cap Growth Fund (six of the portfolios constituting Salomon Brothers Variable Series Funds
Inc), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York, 10036
April 25, 2000